UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2024

DYNARESOURCE, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-30371	94-1589426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Urban Towers 222 W. Las Colinas Blvd. Suite 1910 - North Tower
Irving, Texas		75039
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 869-9400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations

On October 23, 2024, the Board of Directors of DynaResource, Inc. (the “Company”) established December 13, 2024 as the date of the Company’s 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) and November 8, 2024 as the record date for determining stockholders entitled to notice of and to vote at the 2024 Annual Meeting. The Company will provide additional meeting details in its proxy statement related to the 2024 Annual Meeting.

Because the date of the 2024 Annual Meeting is more than thirty days from the anniversary date of the 2023 Annual Meeting of Stockholders, which was held on July 14, 2023, the Company is providing revised deadlines for any stockholder proposal, including director nominations, intended to be considered at the 2024 Annual Meeting. Pursuant to the advance notice provisions of the Company’s bylaws, a stockholder interested in bringing business before the 2024 Annual Meeting or nominating a director candidate for election at the 2024 Annual Meeting must provide written notice to the Company’s Secretary at 222 West Las Colinas Blvd, Suite 1910 North Tower, Irving, Texas 75039, by no later than 5:00 p.m., Central time, on November 4, 2024. Any stockholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2024 Annual Meeting must comply with the requirements and receipt deadline set forth above, all applicable provisions of the Company’s bylaws, and all applicable rules and regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC.

Date:	October 25, 2024	By:	/s/ Rohan Hazelton
Rohan Hazelton, Chief Executive Officer